UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 7, 2014

CollabRx, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdictionof Incorporation)

000-26824
(CommissionFile Number)

68-0370244
(I.R.S. EmployerIdentification No.)

44 Montgomery Street, Suite 800
San Francisco, CA94104-4811
(Address of Principal Executive Offices)

(415) 248-5350
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On April 7, 2014, the Board of Directors of the Company appointed Paul R. Billings, MD, PhD, FACP, FACMG, to the Board of Directors.  Mr. Billings was appointed to fill a vacancy on the now five-member Board.   Dr. Billings is a recognized national expert on genomic and precision medicine.   In connection with his appointment to the CollabRx board, Dr. Billings was granted an option to purchase shares of CollabRx’s common stock, the terms of which are summarized below.  In addition to being appointed to the CollabRx board, Dr. Billings will serve as Chairman of its Nominating and Governance Committee, and as a member of the Compensation and Audit Committees.

Dr. Billings is a board certified internist and clinical geneticist whose career has been devoted to  improving patient care by expanding the use of medically relevant genomic technologies in clinical settings, most recently as Chief Medical Officer of Life Technologies, Inc. (acquired by Thermo Fisher Scientific, Inc. in March, 2014).  Currently, Dr. Billings serves in multiple roles in industry and government, including as Executive Chairman, Melanoma Diagnostics, Inc., and director of Trovagene, Inc., DecisionQ, Inc. and PAX Neuoscience, Inc..  He was Co-Founder and first Medical Director of the Cordblood Registry, Inc., past Senior Physician and SVP of Laboratory Corporation of America, Inc. (LabCorp), Co-Founder and Past Director of Omicia, Inc., and Founder and EVP of GeneSage, Inc.

Dr. Billings currently serves on the Scientific Advisory Board of the FDA, the Genomic Medicine Advisory Committee at the Dept. of Veterans Affairs, and the National Academy of Sciences Institute of Medicine’s Roundtable on Genomics. Dr. Billings was the former Director and Chief Science Officer of the Genomic Medicine Institute at El Camino Hospital.  He was also a member of the United States Dept. of Health and Human Services Secretary's Advisory Committee on Genetics, Health and Society.

Dr. Billings has held academic appointments at prestigious universities including Harvard University, UCSF, Stanford University and U. C. Berkeley, and has served as a physician at numerous medical centers. He is the author of nearly 200 publications and books on experimental and clinical medicine. His work on genetic discrimination was instrumental in the creation and passage of the federal Genetic Information Non-Discrimination Act of 2008. Dr. Billings holds an M.D. from Harvard Medical School and a Ph.D. in immunology from Harvard University.

On April 7, 2014 (the “Vesting Commencement Date”), the Board of Directors, in accordance with the provisions of the 2007 Incentive Plan (the “Plan”) and pursuant to the Company’s compensation program for its non-employee directors, approved a stock option grant to Dr. Billings for 5,000 shares of common stock.  The stock option has an exercise price equal to $3.22 per share, which was the closing sales price of the Company’s common stock as reported on the Nasdaq Capital Market on April 7, 2014.  The stock options shall vest monthly in six (6) equal tranches commencing on April 30, 2014 and ending on September 30, 2014, provided Dr. Billings continues to be a director at each such time

The stock option was granted under the Plan pursuant to a stock option agreement, the form of which has been previously filed as Exhibit 10.9 to the Company’s Annual Report on Form 10-K for the year ended March 31, 2008.  The foregoing description of the stock option agreement is qualified in its entirety by reference to the full text of such agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2014		COLLABRX, INC.

	By:	/s/ THOMAS R. MIKA
Thomas R. Mika
President, Chief Executive Officer and
Chairman of the Board